Exhibit m.2

                      APPENDIX A

             Rule 12b-1 Related Agreement



Rafferty Capital Markets, Inc.
550 Mamaroneck Avenue
Harrison, New York 10528



                  ____________, 1998



[Recipient's Name and Address]



Ladies and Gentlemen:

     This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution and Shareholder Servicing
Plan (the "Plan") adopted by Badgley Funds, Inc. (the
"Corporation"), on behalf of the Badgley Growth Fund
(the "Fund"), a series of the Corporation, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"). The Plan and this related agreement (the "Rule 12b-1 Related Agreement") have been approved by a majority of the Board of Directors of the Corporation, including a majority of the Board of Directors who are not "interested persons" of the Corporation, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Related
Agreement (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination by the Board of Directors that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund's shareholders.

     1. To the extent you provide distribution and marketing services in the promotion of the Fund's shares, including furnishing services and assistance to your customers who invest in and own shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee of up to 0.25% of the average daily net assets of the Fund
(computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Corporation or its agent, designate your firm as the customer's dealer or service provider of record. We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

     You agree that all activities conducted under this Rule 12b-1 Related Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including the Act, the Securities Exchange Act of 1934, the Securities Act of
1933 and any applicable rules of the NASD.

     We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund's current Prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan. No such fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Fund, its agent or us within seven business days after the date of our confirmation of such purchase.
In addition, no such fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customers' shares will be less than $25.00. Payment of such fee shall be made promptly after the close of each month for which such fee is payable.

     2. You shall furnish us with such information as shall reasonably be requested by the Board of Directors, on behalf of the Fund, with respect to the fees paid to you pursuant to this Rule 12b-1 Related
Agreement.

     3. We shall furnish to the Board of Directors, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

     4. This Rule 12b-1 Related Agreement may be terminated by the vote of (a) a majority vote of shareholders, or (b) a majority of the Disinterested
Directors, on 60 days' written notice, without payment of any penalty. In addition, this Rule 12b-1 Related
Agreement will be terminated by any act which terminates the Distribution and Shareholder Servicing
Agreement between the Corporation and us and shall terminate immediately in the event of its assignment.
This Rule 12b-1 Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer's accounts following your receipt of such notice.

     5.   This Rule 12b-1 Related Agreement shall
become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Rule 12b-1 Related
Agreement are approved at least annually by a vote of the Board of Directors of the Corporation and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.


                    RAFFERTY CAPITAL MARKETS, INC.,
                    on behalf of the Badgley Growth Fund


                    By:_____________________________________
                           (Name and Title)


     Accepted:

              ________________________________________________
                    (Dealer or Service Provider Name)


              ________________________________________________
                           (Street Address)


             _________________________________________________
                    (City)     (State)       (ZIP)


             __________________________________________________
                           (Telephone No.)


             __________________________________________________
                           (Facsimile No.)


                    By:_______________________________________
                           (Name and Title)

                      APPENDIX B

             Rule 12b-1 Related Agreement



Rafferty Capital Markets, Inc.,
550 Mamaroneck Avenue
Harrison, New York 10528



                  ____________, 1998



[Recipient's Name and Address]



Ladies and Gentlemen:

     This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a Distribution and Shareholder Servicing
Plan (the "Plan") adopted by Badgley Funds, Inc. (the
"Corporation"), on behalf of the Badgley Balanced Fund
(the "Fund"), a series of the Corporation, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"). The Plan and this related agreement (the "Rule 12b-1 Related Agreement") have been approved by a majority of the Board of Directors of the Corporation, including a majority of the Board of Directors who are not "interested persons" of the Corporation, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Related
Agreement (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination by the Board of Directors that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund's shareholders.

     1. To the extent you provide distribution and marketing services in the promotion of the Fund's shares, including furnishing services and assistance to your customers who invest in and own shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee of up to 0.25% of the average daily net assets of the Fund
(computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Corporation or its agent, designate your firm as the customer's dealer or service provider of record. We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

     You agree that all activities conducted under this Rule 12b-1 Related Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including, the Act, the Securities Exchange Act of 1934, the Securities Act of
1933 and any applicable rules of the NASD.

     We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund's current Prospectus, and pay to you, on the basis of such determination, the fee specified above, to the extent permitted under the Plan. No such fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Fund, its agent or us within seven business days after the date of our confirmation of such purchase.
In addition, no such fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customers' shares will be less than $25.00. Payment of such fee shall be made promptly after the close of each month for which such fee is payable.

     2. You shall furnish us with such information as shall reasonably be requested by the Board of Directors, on behalf of the Fund, with respect to the fees paid to you pursuant to this Rule 12b-1 Related
Agreement.

     3. We shall furnish to the Board of Directors, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

     4. This Rule 12b-1 Related Agreement may be terminated by the vote of (a) a majority vote of shareholders, or (b) a majority of the Disinterested
Directors, on 60 days' written notice, without payment of any penalty. In addition, this Rule 12b-1 Related
Agreement will be terminated by any act which terminates the Distribution and Shareholder Servicing
Agreement between the Corporation and us and shall terminate immediately in the event of its assignment.
This Rule 12b-1 Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer's accounts following your receipt of such notice.

     5.   This Rule 12b-1 Related Agreement shall
become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Plan and this Rule 12b-1 Related
Agreement are approved at least annually by a vote of the Board of Directors of the Corporation and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.


                    RAFFERTY CAPITAL MARKETS, INC.,
                    on behalf of the Badgley Balanced Fund


                    By:_____________________________________
                           (Name and Title)


     Accepted:

               _____________________________________________
                    (Dealer or Service Provider Name)


               _______________________________________________
                           (Street Address)


              _________________________________________________
                    (City)     (State)       (ZIP)


              ________________________________________________
                           (Telephone No.)


              __________________________________________________
                           (Facsimile No.)


                    By:_________________________________________
                           (Name and Title)